UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 17, 2006

ROYAL CARIBBEAN CRUISES LTD.

(Exact Name of Registrant as Specified in Charter)

Republic of Liberia

(State or Other Jurisdiction of Incorporation)
1-11884	98-0081645

(Commission File Number)	(IRS Employer Identification No.)
1050 Caribbean Way, Miami, Florida	33132

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: 305-539-6000
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On November 17, 2006, Royal Caribbean Cruises Ltd. issued a press release entitled “Celebrity Cruises Cancels One Caribbean Sailing.” A copy of this press release is furnished as Exhibit 99.1 to this report. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of Royal Caribbean Cruises Ltd., whether made before or after the filing of this report, regardless of any general incorporation language in the filing, except as expressly set forth by specific reference in such a filing.

Item 9.01 Exhibits.

(c)	Exhibits

Exhibit 99.1 – Press release entitled “Celebrity Cruises Cancels One Caribbean Sailing” dated November 17, 2006 (furnished pursuant to Item 7.01).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYAL CARIBBEAN CRUISES LTD.

Date:	November 17, 2006	By:	/s/ Bradley H. Stein

			Name:	Bradley H. Stein
			Title:	Vice President and General Counsel

Exhibit 99.1

Contact: Lynn Martenstein (305) 539-6573
Michael Sheehan (305) 539-6572

For Immediate Release

CELEBRITY CRUISES CANCELS ONE CARIBBEAN SAILING

MIAMI -- November 17, 2006 -- Celebrity Cruises is canceling one sailing on Millennium to replace the port thrust bearing in the ship’s propulsion system. The ship must enter drydock to replace the bearing, which will result in the cancellation of its December 10 sailing. The ship is expected to return to its scheduled sailings on December 17. The cancelled sailing is a seven-night Caribbean cruise, roundtrip from Fort Lauderdale.

Guests booked on the cancelled sailing will receive a full refund and a free Celebrity cruise of equal value from North America of up to seven nights, departing on or before December 31, 2007, excluding holiday and Celebrity Xpedition sailings. Travel agents will receive full commissions for the cancelled sailing, plus a $50 rebooking fee per stateroom when their clients reschedule their cruise.

“I sincerely apologize to our guests for the disruption this cancelled cruise will cause them,” said Dan Hanrahan, president of Celebrity Cruises. “We will do everything we can to assist them onboard other sailings. Millennium continues to operate safely, however, this is a matter that can only be addressed through repairs in a drydock.”

Celebrity has established a special help desk to assist guests and travel agents with rebooking, air transportation, land tours and other issues. That toll-free number is

1-888-281-9343.

1 of 2

CELEBRITY CRUISES CANCELS ONE CARIBBEAN SAILING	2-2-2-2

The cancelled cruise is expected to have a negative impact on the earnings of Royal Caribbean Cruises Ltd. of approximately $.02 per share.

Royal Caribbean Cruises Ltd. is a global cruise vacation company that operates Royal Caribbean International and Celebrity Cruises, with a combined total of 29 ships in service and six under construction. The company also offers unique land-tour vacations in Alaska, Canada, Australia and Europe through its cruise-tour division. Additional information can be found on www.royalcaribbean.com, www.celebrity.com or www.rclinvestor.com.

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